Exhibit 99.1

FOR IMMEDIATE RELEASE

January 28, 2021

Columbia Banking System Announces Fourth Quarter and Full Year 2020 Results
and Quarterly Cash Dividend

Notable Items for the Fourth Quarter and Fiscal Year 2020

•Full year 2020 net income of $154.2 million and diluted earnings per share of $2.17
•Record fourth quarter net income of $58.3 million and diluted earnings per share of $0.82
•Deposits increased $269.6 million, or 2%, during the fourth quarter of 2020 and $3.19 billion, or 30%, compared to December 31, 2019
•Net interest margin of 3.52%, an increase of 5 basis points from the linked quarter
•Nonperforming assets to period-end assets ratio decreased to 0.21%
•Loan balances subject to deferral were down 91% from June 30, 2020
•Regular cash dividend declared of $0.28 per share

TACOMA, Washington, January 28, 2021 -- Clint Stein, President and Chief Executive Officer of Columbia Banking System, Inc. and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s fourth quarter 2020 earnings, “Our financial performance for the quarter and the year is a direct reflection of our bankers’ determination and tireless efforts to maintain our normal business operations throughout the extended duration of the pandemic. Our account officers worked collectively with our credit administration team to create tailored solutions that best served our client’s needs during these challenging times.” Mr. Stein continued, “I would also like to recognize the efforts of our full team for the innovation and dedication they demonstrated in meeting the needs of our clients and communities amid the myriad challenges of 2020.”

Balance Sheet
Total assets at December 31, 2020 were $16.58 billion, an increase of $351.4 million from the linked quarter. Loans were $9.43 billion, down $261.3 million from September 30, 2020 as loan originations of $468.1 million were more than offset by loan payments and a decrease in loan utilization as well as a decrease in PPP loans of $301.7 million principally due to loan forgiveness. Total PPP loans decreased from $953.2 million at September 30, 2020 to $651.6 million at December 31, 2020. Interest-earning deposits with banks were $434.9 million, a decrease of $301.6 million from the linked quarter. Debt securities available for sale were $5.21 billion at December 31, 2020, an increase of $928.4 million from $4.28 billion at September 30, 2020 as a result of substantial purchases during the quarter. Total deposits at December 31, 2020 were $13.87 billion, an increase of $269.6 million from September 30, 2020 largely due to an increase of $253.4 million in interest-bearing deposits. The deposit mix remained fairly consistent from September 30, 2020 with 50% noninterest-bearing and 50% interest-bearing.
Chris Merrywell, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Our teams worked diligently during the fourth quarter to process new loan requests and PPP forgiveness. We are very proud of their efforts to put our clients’ needs first.”

Income Statement
Net Interest Income
Net interest income for the fourth quarter of 2020 was $131.1 million, an increase of $6.4 million and $6.3 million from the linked quarter and the prior-year period, respectively. The increase in interest income from loans as compared to the linked quarter was a result of an increase of $4.0 million in PPP loan interest and fee income principally due to the forgiveness of PPP loans as well as a $1.7 million recovery of interest related to a nonaccrual loan that paid-off during the quarter. The increase in net interest income compared to the linked quarter also benefited from an increase in interest income from securities due to two securities that had prepayment activity which contributed $2.5 million in additional interest income. Higher average balances of securities as a result of recent purchases also contributed to the increase in net interest income.

Net interest income compared to the prior-year period increased as a result of a reduction in interest expense of $4.2 million on deposits due to the lower rate environment. Interest income from investment securities increased approximately $3.0 million primarily due to higher average balances. Net interest income also benefited from lower interest expense of $1.8 million on FHLB advances due to lower average balances. Partially offsetting these increases to net interest income was a $3.0 million decrease to interest income from loans due to the lower rate environment. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Provision for Credit Losses
The Bank recorded a net provision recovery for credit losses for the fourth quarter of 2020 of $4.7 million compared to net provisions of $7.4 million for the linked quarter and $1.6 million for the comparable quarter in 2019. The net provision recovery for credit losses for the current quarter was primarily due to an improved economic forecast.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “We are obviously pleased with the credit metrics posted this quarter. The decline in NPAs and problem loans is notable along with the release from the provision. But, we understand we must remain diligent with respect to credit as government stimulus and other actions may have a delayed effect on the possible impacts to our loan portfolio.”
Noninterest Income
Noninterest income was $23.6 million for the fourth quarter of 2020, an increase of $1.1 million from the linked quarter and $1.8 million from the fourth quarter of 2019. The increase compared to the linked quarter was principally due to loan revenue, specifically, mortgage banking revenue, as a result of a change in the way we sold a portion of our loans held for sale, during the quarter, resulting in more favorable pricing. Additionally, included in the current quarter is an increase of $758 thousand to the fair value of the mortgage loan pipeline. The increase in noninterest income during the fourth quarter of 2020 compared to the same quarter in 2019 was principally due to an increase in loan revenue partially offset by a decrease in deposit account and treasury management fees. The increase in loan revenue was due to mortgage banking revenue which increased $3.8 million due to higher loan volume. Partially offsetting this increase was a decrease in treasury management fees of $863 thousand and a decrease in overdraft fees of $889 thousand compared to the same quarter in 2019. The decrease in overdraft fees was due to an overall decrease in the number of transactions amidst the pandemic as well as clients generally carrying higher cash balances in their deposit accounts.

Noninterest Expense
Total noninterest expense for the fourth quarter of 2020 was $84.3 million, a decrease of $815 thousand compared to the third quarter of 2020 principally due to lower other noninterest expense as a result of the provision recapture for unfunded loan commitments totaling $1.3 million.
Compared to the fourth quarter of 2019, noninterest expense decreased $2.7 million principally due to decreases in other noninterest expense and legal and professional fees partially offset by an increase in regulatory premiums. Other noninterest expense decreased as a result of the provision recapture for unfunded loan commitments similar to the reduction for the linked quarter and a reduction of $857 thousand in travel and entertainment expense due to COVID-19. The decrease in legal and professional fees was principally due to lower fees on reciprocal money market accounts in 2020. Partially offsetting these decreases was an increase in regulatory premiums. During the fourth quarter of 2019, the Bank utilized a portion of its Small Bank Assessment Credit to pay for FDIC deposit insurance premiums. The final portion of the credit was utilized during the second quarter of 2020.
The provision for unfunded loan commitments for the periods indicated are as follows:

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands)
Provision (recapture) for unfunded loan commitments	$(1,300)	$800	$(150)	$3,300	$(900)

Net Interest Margin
Columbia’s net interest margin (tax equivalent) for the fourth quarter of 2020 was 3.52%, an increase of 5 basis points and a decrease of 59 basis points from the linked quarter and prior-year period, respectively. The increase in the net interest margin (tax equivalent) compared to the linked quarter was due to increased income on PPP loans due to forgiveness activity as well as a recovery of interest on a nonaccrual loan that paid-off during the quarter. Interest income on the securities portfolio also contributed to the rise in the net interest margin due to two securities that had prepayment activity. These increases were partially offset by a shift in the mix of interest-earning assets towards lower-yielding investment securities. Notably, the average cost of total deposits for the quarter was 5 basis points, a decrease of 1 basis point from the third quarter of 2020. The decrease in the net interest margin (tax equivalent) compared to the prior-year period was driven by higher average interest-earning deposits with banks at an average rate of 10 basis points as well as lower rates on the loan and securities portfolios. For additional information regarding net interest margin, see the “Average Balances and Rates” tables.

Columbia’s operating net interest margin (tax equivalent)1 was 3.51% for the fourth quarter of 2020, which increased 5 points compared to the linked quarter and decreased 58 basis points compared to the prior-year period. The increase in the operating net interest margin for the fourth quarter of 2020 compared to the linked quarter and the decrease compared to the prior-year period were due to the items noted in the preceding paragraph.
The following table highlights the yield on our PPP loans for the periods indicated:

	Three Months Ended		Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2020
Paycheck Protection Program loans	(dollars in thousands)
Interest income	$9,218	$5,263	$19,071
Average balance	$822,970	$948,034	$601,602
Yield	4.46%	2.21%	3.17%

Aaron James Deer, Columbia’s Executive Vice President and Chief Financial Officer, stated, “We had a nice increase in the margin during the fourth quarter, although it was largely due to accelerated PPP fee amortization. The recent improvement in the rate outlook gives us some optimism for future asset yield improvement, but the near-term expectation is that loan and securities yields will remain under pressure.”

1 Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At December 31, 2020, nonperforming assets to total assets decreased to 0.21% compared to 0.29% at September 30, 2020. Total nonperforming assets decreased $12.5 million from the linked quarter due to decreases in commercial business, agriculture and commercial real estate nonaccrual loans.
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	December 31, 2020	September 30, 2020	December 31, 2019
	(in thousands)
Nonaccrual loans:
Commercial loans:
Commercial real estate	$7,712	$10,362	$3,799
Commercial business	13,222	19,313	20,937
Agriculture	11,614	14,913	5,023
Construction	217	217	—
Consumer loans:
One-to-four family residential real estate	2,001	2,405	3,292
Other consumer	40	21	9
Total nonaccrual loans	34,806	47,231	33,060
OREO and other personal property owned	553	623	552
Total nonperforming assets	$35,359	$47,854	$33,612

Nonperforming assets to total loans was 0.37% at December 31, 2020 compared to 0.49% at September 30, 2020.

The following table provides an analysis of the Company’s allowance for credit losses:

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands)
Beginning balance	$156,968	$151,546	$82,660	$83,968	$83,369
Impact of adopting ASC 326	—	—	—	1,632	—
Charge-offs:
Commercial loans:
Commercial real estate	(1,318)	—	(452)	(1,419)	(2,160)
Commercial business	(2,106)	(3,164)	(2,845)	(12,396)	(11,290)
Agriculture	(432)	(1,269)	(51)	(6,427)	(245)
Construction	—	—	(10)	—	(242)
Consumer loans:
One-to-four family residential real estate	(58)	(16)	(192)	(84)	(1,196)
Other consumer	(167)	(133)	(18)	(766)	(82)
Total charge-offs	(4,081)	(4,582)	(3,568)	(21,092)	(15,215)
Recoveries:
Commercial loans:
Commercial real estate	39	65	576	131	3,377
Commercial business	643	1,124	1,698	3,438	3,066
Agriculture	103	27	110	172	299
Construction	21	11	312	709	3,641
Consumer loans:
One-to-four family residential real estate	78	1,301	549	2,083	1,773
Other consumer	69	76	17	399	165
Total recoveries	953	2,604	3,262	6,932	12,321
Net charge-offs	(3,128)	(1,978)	(306)	(14,160)	(2,894)
Provision (recapture) for credit losses	(4,700)	7,400	1,614	77,700	3,493
Ending balance	$149,140	$156,968	$83,968	$149,140	$83,968

The allowance for credit losses to period-end loans was 1.58% at December 31, 2020 compared to 1.62% at September 30, 2020. Excluding PPP loans, the allowance for credit losses to period-end loans2 was 1.70% at December 31, 2020 compared to 1.80% at September 30, 2020.
Loan Deferrals
The following table shows the loan balances subject to deferral for the periods indicated:

	December 31, 2020	September 30, 2020	June 30, 2020
	(in thousands)
Loan balances subject to deferral	$146,725	$114,372	$1,595,615

2 Allowance for credit losses to period-end loans, excluding PPP is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of allowance for credit losses to period-end loans to allowance for credit losses to period-end loans, excluding PPP loans.

Organizational Update
Two New Directors
The appointment of two new directors was announced following a regional search during the quarter. Laura Alvarez Schrag and Tracy Mack-Askew formally joined the board on January 1, 2021. Ms. Alvarez Schrag is President of Pondera Consulting and a resident of Nampa, Idaho and Ms. Mack-Askew is General Manager-HD Vocational Platform Development of Daimler Trucks North America and a resident of Portland, Oregon.
“Ms. Alvarez Schrag and Ms. Mack-Askew bring a wealth of expertise in organizational development, governance and operations to the Board,” said Mr. Stein. “We look forward to benefiting from their business expertise and their knowledge of key Northwest markets.”
COVID-19 Update
COVID-19 continues to impact our communities. We continue to monitor changing guidance from state and local healthcare officials and adjust our protocols accordingly. Social distancing, additional cleaning protocols and other safety measures we have taken enabled us to keep our branch lobbies open to serve clients throughout the quarter. Investments in additional video conferencing tools provided a smooth transition for team members resuming remote work arrangements as states reinstituted recommendations from earlier in the spring. Employees continue to balance the challenges of life and work amidst the pandemic, such as managing distance learning routines for their children. The variety of flexibility options we have provided have supported employees while maintaining service standards.

Warm Hearts Winter Drive
Our sixth annual Warm Hearts Winter Drive to benefit families and individuals struggling with homelessness during the winter months raised $315,025 for more than 65 homeless and relief shelters across the Northwest.
“In a year made particularly difficult by the pandemic, the Warm Hearts Winter Drive was as important as ever,” said David Moore Devine, Columbia’s Executive Vice President and Chief Marketing & Experience Officer. “I could not be prouder of the way our bankers and other employees across the Northwest stepped up to help their neighbors. Their efforts will make a tremendous difference in the communities we serve this winter.”
The annual drive has raised nearly $1.5 million in combined donations since the program started in 2016.
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on February 24, 2021 to shareholders of record as of the close of business on February 10, 2021.
Conference Call Information
    Columbia’s management will discuss the fourth quarter 2020 financial results on a conference call scheduled for Thursday, January 28, 2021 at 10:00 a.m. Pacific Time (1:00 p.m. ET). Interested parties may join the live-streamed event by using the site:
https://edge.media-server.com/mmc/p/vcquk5yf
The conference call can also be accessed on Thursday, January 28, 2021 at 10:00 a.m. Pacific Time (1:00 p.m. ET) by calling 833-301-1160; Conference ID password: 3936658.
A replay of the call will be accessible beginning Friday, January 29, 2021 using the link below:
https://edge.media-server.com/mmc/p/vcquk5yf

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. The bank has been named one of Puget Sound Business Journal's “Washington’s Best Workplaces,” more than 10 times and was recently honored as #1 in Customer Satisfaction with Retail Banking in the Northwest region by J.D. Power3 in the 2020 U.S. Retail Banking Satisfaction Study. Columbia was named the #1 bank in the Northwest on the Forbes 2020 list of “America’s Best Banks” marking nearly 10 consecutive years on the publication’s list of top financial institutions.
More information about Columbia can be found on its website at www.columbiabank.com.
3 Columbia Bank received the highest score in the Northwest region of the J.D. Power 2020 U.S. Retail Banking Satisfaction Study of customer satisfaction with their own retail bank. Visit jdpower.com/awards.

Note Regarding Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy as well as the potential effects of the COVID-19 pandemic on Columbia’s business, operations, financial performance and prospects. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) the effect of COVID-19 and other infectious illness outbreaks that may arise in the future, which has created significant uncertainties in U.S. and global markets, is expected to continue to adversely affect the businesses in which Columbia is engaged; (3) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (4) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (5) costs or difficulties related to the integration of acquisitions may be greater than expected; (6) competitive pressure among financial institutions may increase significantly; (7) failure to maintain effective internal control over financial reporting or disclosure controls and procedures may adversely affect our business; (8) reliance on and cost of technology may increase; and (9) changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, including with regard to COVID-19, have adversely affected and may continue to adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Clint Stein,	Aaron James Deer,
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921
	(COLB-ER)	(COLB&ER)

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				December 31,	September 30,	December 31,
				2020	2020	2019
				(in thousands)
ASSETS
Cash and due from banks				$218,899	$193,823	$223,541
Interest-earning deposits with banks				434,867	736,422	24,132
Total cash and cash equivalents				653,766	930,245	247,673
Debt securities available for sale at fair value (amortized cost of $4,997,529, $4,081,118 and $3,703,096, respectively)				5,210,134	4,281,720	3,746,142
Equity securities				13,425	13,425	—
Federal Home Loan Bank (“FHLB”) stock at cost				10,280	10,280	48,120
Loans held for sale				26,481	24,407	17,718
Loans, net of unearned income				9,427,660	9,688,947	8,743,465
Less: Allowance for credit losses				149,140	156,968	83,968
Loans, net				9,278,520	9,531,979	8,659,497
Interest receivable				54,831	56,718	46,839
Premises and equipment, net				162,059	164,049	165,408
Other real estate owned				553	623	552
Goodwill				765,842	765,842	765,842
Other intangible assets, net				26,734	28,745	35,458
Other assets				382,154	425,391	346,275
Total assets				$16,584,779	$16,233,424	$14,079,524
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$6,913,214	$6,897,054	$5,328,146
Interest-bearing				6,956,648	6,703,206	5,356,562
Total deposits				13,869,862	13,600,260	10,684,708
FHLB advances				7,414	7,427	953,469
Securities sold under agreements to repurchase				73,859	26,966	64,437
Subordinated debentures				35,092	35,139	35,277
Other liabilities				250,945	261,651	181,671
Total liabilities				14,237,172	13,931,443	11,919,562
Commitments and contingent liabilities
Shareholders’ equity:
	December 31,	September 30,	December 31,
	2020	2020	2019
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,782	73,797	73,577	1,660,998	1,658,203	1,650,753
Outstanding	71,598	71,613	72,124
Retained earnings				575,248	537,011	519,676
Accumulated other comprehensive income				182,195	177,601	40,367
Treasury stock at cost	2,184	2,184	1,453	(70,834)	(70,834)	(50,834)
Total shareholders’ equity				2,347,607	2,301,981	2,159,962
Total liabilities and shareholders’ equity				$16,584,779	$16,233,424	$14,079,524

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Interest Income	(in thousands except per share amounts)
Loans	$107,402	$105,739	$110,384	$426,003	$448,041
Taxable securities	23,045	19,102	20,074	81,578	69,864
Tax-exempt securities	2,668	2,340	2,498	9,567	10,735
Deposits in banks	181	203	153	661	1,312
Total interest income	133,296	127,384	133,109	517,809	529,952
Interest Expense
Deposits	1,626	2,005	5,809	9,367	22,146
FHLB advances and Federal Reserve Bank ("FRB") borrowings	73	166	1,899	6,264	11,861
Subordinated debentures	467	468	467	1,871	1,871
Other borrowings	18	19	117	196	669
Total interest expense	2,184	2,658	8,292	17,698	36,547
Net Interest Income	131,112	124,726	124,817	500,111	493,405
Provision (recapture) for credit losses	(4,700)	7,400	1,614	77,700	3,493
Net interest income after provision (recapture) for credit losses	135,812	117,326	123,203	422,411	489,912
Noninterest Income
Deposit account and treasury management fees	6,481	6,658	8,665	27,019	35,695
Card revenue	3,497	3,834	3,767	13,928	15,198
Financial services and trust revenue	3,349	3,253	3,191	12,830	12,799
Loan revenue	7,960	6,645	3,625	24,802	13,465
Bank owned life insurance	1,619	1,585	1,650	6,418	6,294
Investment securities gains, net	36	—	—	16,710	2,132
Other	620	497	909	2,793	11,598
Total noninterest income	23,562	22,472	21,807	104,500	97,181
Noninterest Expense
Compensation and employee benefits	53,704	55,133	54,308	209,722	212,867
Occupancy	9,270	8,734	9,010	36,013	35,176
Data processing	4,566	4,510	4,792	19,370	19,164
Legal and professional fees	3,573	3,000	4,835	12,158	21,645
Amortization of intangibles	2,011	2,193	2,450	8,724	10,479
Business and Occupation ("B&O") taxes	1,543	1,559	1,234	4,970	5,846
Advertising and promotion	1,644	680	1,329	4,466	4,925
Regulatory premiums	1,062	826	18	2,956	1,920
Net cost (benefit) of operation of other real estate owned	33	(160)	(10)	(315)	(692)
Other	6,894	8,640	9,012	36,455	34,152
Total noninterest expense	84,300	85,115	86,978	334,519	345,482
Income before income taxes	75,074	54,683	58,032	192,392	241,611
Provision for income taxes	16,774	9,949	11,903	38,148	47,160
Net Income	$58,300	$44,734	$46,129	$154,244	$194,451
Earnings per common share
Basic	$0.82	$0.63	$0.64	$2.17	$2.68
Diluted	$0.82	$0.63	$0.64	$2.17	$2.68
Dividends declared per common share - regular	$0.28	$0.28	$0.28	$1.12	$1.12
Dividends declared per common share - special	—	—	—	0.22	0.28
Dividends declared per common share - total	$0.28	$0.28	$0.28	$1.34	$1.40
Weighted average number of common shares outstanding	70,732	70,726	71,238	70,835	71,999
Weighted average number of diluted common shares outstanding	70,838	70,762	71,310	70,880	72,032

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Twelve Months Ended
Unaudited	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$131,112	$124,726	$124,817	$500,111	$493,405
Provision (recapture) for credit losses	$(4,700)	$7,400	$1,614	$77,700	$3,493
Noninterest income	$23,562	$22,472	$21,807	$104,500	$97,181
Noninterest expense	$84,300	$85,115	$86,978	$334,519	$345,482
Net income	$58,300	$44,734	$46,129	$154,244	$194,451
Per Common Share
Earnings (basic)	$0.82	$0.63	$0.64	$2.17	$2.68
Earnings (diluted)	$0.82	$0.63	$0.64	$2.17	$2.68
Book value	$32.79	$32.14	$29.95	$32.79	$29.95
Tangible book value per common share (1)	$21.72	$21.05	$18.84	$21.72	$18.84
Averages
Total assets	$16,477,246	$15,965,485	$13,750,840	$15,401,219	$13,341,024
Interest-earning assets	$15,010,392	$14,492,435	$12,231,779	$13,916,611	$11,837,633
Loans	$9,533,655	$9,744,336	$8,742,246	$9,411,213	$8,612,478
Securities, including equity securities and FHLB stock	$4,765,158	$3,948,041	$3,453,554	$3,982,918	$3,167,112
Deposits	$13,864,027	$13,318,485	$10,959,434	$12,512,255	$10,523,687
Interest-bearing deposits	$6,873,405	$6,527,695	$5,610,850	$6,208,058	$5,383,746
Interest-bearing liabilities	$6,954,287	$6,659,119	$6,058,319	$6,626,825	$5,923,818
Noninterest-bearing deposits	$6,990,622	$6,790,790	$5,348,584	$6,304,197	$5,139,941
Shareholders’ equity	$2,311,070	$2,293,771	$2,170,879	$2,263,276	$2,116,642
Financial Ratios
Return on average assets	1.42%	1.12%	1.34%	1.00%	1.46%
Return on average common equity	10.09%	7.80%	8.50%	6.82%	9.19%
Return on average tangible common equity (1)	15.79%	12.41%	14.05%	10.99%	15.47%
Average equity to average assets	14.03%	14.37%	15.79%	14.70%	15.87%
Shareholders' equity to total assets	14.16%	14.18%	15.34%	14.16%	15.34%
Tangible common shareholders’ equity to tangible assets (1)	9.85%	9.76%	10.23%	9.85%	10.23%
Net interest margin (tax equivalent)	3.52%	3.47%	4.11%	3.65%	4.24%
Efficiency ratio (tax equivalent) (2)	53.70%	56.95%	58.34%	54.50%	57.52%
Operating efficiency ratio (tax equivalent) (1)	53.03%	56.33%	58.07%	55.34%	57.64%
Noninterest expense ratio	2.05%	2.13%	2.53%	2.17%	2.59%
	December 31,	September 30,	December 31,
Period-end	2020	2020	2019
Total assets	$16,584,779	$16,233,424	$14,079,524
Loans, net of unearned income	$9,427,660	$9,688,947	$8,743,465
Allowance for credit losses	$149,140	$156,968	$83,968
Securities, including equity securities and FHLB stock	$5,233,839	$4,305,425	$3,794,262
Deposits	$13,869,862	$13,600,260	$10,684,708
Shareholders’ equity	$2,347,607	$2,301,981	$2,159,962
Nonperforming assets
Nonaccrual loans	$34,806	$47,231	$33,060
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	553	623	552
Total nonperforming assets	$35,359	$47,854	$33,612
Nonperforming loans to period-end loans	0.37%	0.49%	0.38%
Nonperforming assets to period-end assets	0.21%	0.29%	0.24%
Allowance for credit losses to period-end loans	1.58%	1.62%	0.96%
Net loan charge-offs (for the three months ended)	$3,128	$1,978	$306
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Earnings	(dollars in thousands except per share amounts)
Net interest income	$131,112	$124,726	$121,851	$122,422	$124,817
Provision (recapture) for credit losses	$(4,700)	$7,400	$33,500	$41,500	$1,614
Noninterest income	$23,562	$22,472	$37,259	$21,207	$21,807
Noninterest expense	$84,300	$85,115	$80,833	$84,271	$86,978
Net income	$58,300	$44,734	$36,582	$14,628	$46,129
Per Common Share
Earnings (basic)	$0.82	$0.63	$0.52	$0.20	$0.64
Earnings (diluted)	$0.82	$0.63	$0.52	$0.20	$0.64
Book value	$32.79	$32.14	$31.80	$30.93	$29.95
Averages
Total assets	$16,477,246	$15,965,485	$15,148,488	$13,995,632	$13,750,840
Interest-earning assets	$15,010,392	$14,492,435	$13,657,719	$12,487,550	$12,231,779
Loans	$9,533,655	$9,744,336	$9,546,099	$8,815,755	$8,742,246
Securities, including equity securities and FHLB stock	$4,765,158	$3,948,041	$3,591,693	$3,618,567	$3,453,554
Deposits	$13,864,027	$13,318,485	$12,220,415	$10,622,379	$10,959,434
Interest-bearing deposits	$6,873,405	$6,527,695	$6,037,107	$5,383,203	$5,610,850
Interest-bearing liabilities	$6,954,287	$6,659,119	$6,514,012	$6,375,931	$6,058,319
Noninterest-bearing deposits	$6,990,622	$6,790,790	$6,183,308	$5,239,176	$5,348,584
Shareholders’ equity	$2,311,070	$2,293,771	$2,254,349	$2,193,051	$2,170,879
Financial Ratios
Return on average assets	1.42%	1.12%	0.97%	0.42%	1.34%
Return on average common equity	10.09%	7.80%	6.49%	2.67%	8.50%
Average equity to average assets	14.03%	14.37%	14.88%	15.67%	15.79%
Shareholders’ equity to total assets	14.16%	14.18%	14.30%	15.77%	15.34%
Net interest margin (tax equivalent)	3.52%	3.47%	3.64%	4.00%	4.11%
Period-end
Total assets	$16,584,779	$16,233,424	$15,920,944	$14,038,503	$14,079,524
Loans, net of unearned income	$9,427,660	$9,688,947	$9,771,898	$8,933,321	$8,743,465
Allowance for credit losses	$149,140	$156,968	$151,546	$122,074	$83,968
Securities, including equity securities and FHLB stock	$5,233,839	$4,305,425	$3,723,492	$3,591,408	$3,794,262
Deposits	$13,869,862	$13,600,260	$13,131,477	$10,812,756	$10,684,708
Shareholders’ equity	$2,347,607	$2,301,981	$2,276,755	$2,213,602	$2,159,962
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$26,734	$28,745	$30,938	$33,148	$35,458
Nonperforming assets
Nonaccrual loans	$34,806	$47,231	$53,732	$47,647	$33,060
OREO and OPPO	553	623	747	510	552
Total nonperforming assets	$35,359	$47,854	$54,479	$48,157	$33,612
Nonperforming loans to period-end loans	0.37%	0.49%	0.55%	0.53%	0.38%
Nonperforming assets to period-end assets	0.21%	0.29%	0.34%	0.34%	0.24%
Allowance for credit losses to period-end loans	1.58%	1.62%	1.55%	1.37%	0.96%
Net loan charge-offs	$3,128	$1,978	$4,028	$5,026	$306

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial loans:
Commercial real estate	$4,062,313	$4,027,035	$4,032,643	$3,969,974	$3,945,853
Commercial business	3,597,968	3,836,009	3,859,513	3,169,668	2,989,613
Agriculture	779,627	850,290	845,950	754,491	765,371
Construction	268,663	273,176	304,015	308,186	361,533
Consumer loans:
One-to-four family residential real estate	683,570	665,432	692,837	690,506	637,325
Other consumer	35,519	37,005	36,940	40,496	43,770
Total loans	9,427,660	9,688,947	9,771,898	8,933,321	8,743,465
Less: Allowance for credit losses	(149,140)	(156,968)	(151,546)	(122,074)	(83,968)
Total loans, net	$9,278,520	$9,531,979	$9,620,352	$8,811,247	$8,659,497
Loans held for sale	$26,481	$24,407	$28,803	$9,701	$17,718

	December 31,	September 30,	June 30,	March 31,	December 31,
Loan Portfolio Composition - Percentages	2020	2020	2020	2020	2019
Commercial loans:
Commercial real estate	43.0%	41.5%	41.2%	44.5%	45.1%
Commercial business	38.2%	39.6%	39.5%	35.5%	34.2%
Agriculture	8.3%	8.8%	8.7%	8.4%	8.8%
Construction	2.8%	2.8%	3.1%	3.4%	4.1%
Consumer loans:
One-to-four family residential real estate	7.3%	6.9%	7.1%	7.7%	7.3%
Other consumer	0.4%	0.4%	0.4%	0.5%	0.5%
Total loans	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2020	2019
Deposit Composition - Dollars	(dollars in thousands)
Demand and other noninterest-bearing	$6,913,214	$6,897,054	$6,719,437	$5,323,908	$5,328,146
Money market	2,780,922	2,708,949	2,586,376	2,313,717	2,322,644
Interest-bearing demand	1,433,083	1,322,618	1,274,058	1,131,874	1,150,437
Savings	1,169,721	1,109,155	1,035,723	905,931	882,050
Interest-bearing public funds, other than certificates of deposit	656,273	635,980	623,496	405,810	301,203
Certificates of deposit, less than $250,000	201,805	204,578	210,357	214,449	218,764
Certificates of deposit, $250,000 or more	108,935	105,041	104,330	109,659	151,995
Certificates of deposit insured by CDARS®	23,105	22,609	17,078	17,171	17,065
Brokered certificates of deposit	5,000	5,000	8,427	12,259	12,259
Reciprocal money market accounts	577,804	589,276	552,195	377,980	300,158
Subtotal	13,869,862	13,600,260	13,131,477	10,812,758	10,684,721
Valuation adjustment resulting from acquisition accounting	—	—	—	(2)	(13)
Total deposits	$13,869,862	$13,600,260	$13,131,477	$10,812,756	$10,684,708

	December 31,	September 30,	June 30,	March 31,	December 31,
Deposit Composition - Percentages	2020	2020	2020	2020	2019
Demand and other noninterest-bearing	49.8%	50.7%	51.2%	49.2%	49.9%
Money market	20.1%	19.9%	19.7%	21.4%	21.7%
Interest-bearing demand	10.3%	9.7%	9.7%	10.5%	10.8%
Savings	8.4%	8.2%	7.9%	8.4%	8.3%
Interest-bearing public funds, other than certificates of deposit	4.7%	4.7%	4.7%	3.8%	2.8%
Certificates of deposit, less than $250,000	1.5%	1.5%	1.6%	2.0%	2.0%
Certificates of deposit, $250,000 or more	0.8%	0.8%	0.8%	1.0%	1.4%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.1%	0.2%	0.2%
Brokered certificates of deposit	—%	—%	0.1%	0.1%	0.1%
Reciprocal money market accounts	4.2%	4.3%	4.2%	3.4%	2.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2020			December 31, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,533,655	$108,576	4.53%	$8,742,246	$111,754	5.07%
Taxable securities	4,207,607	23,045	2.18%	3,011,521	20,074	2.64%
Tax exempt securities (2)	557,551	3,377	2.41%	442,033	3,163	2.84%
Interest-earning deposits with banks	711,579	181	0.10%	35,979	153	1.69%
Total interest-earning assets	15,010,392	135,179	3.58%	12,231,779	135,144	4.38%
Other earning assets	239,798			231,456
Noninterest-earning assets	1,227,056			1,287,605
Total assets	$16,477,246			$13,750,840
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,395,343	$732	0.09%	$2,649,404	$2,277	0.34%
Interest-bearing demand	1,359,222	293	0.09%	1,065,531	446	0.17%
Savings accounts	1,141,165	36	0.01%	888,895	47	0.02%
Interest-bearing public funds, other than certificates of deposit	638,107	310	0.19%	616,938	2,413	1.55%
Certificates of deposit	339,568	255	0.30%	390,082	626	0.64%
Total interest-bearing deposits	6,873,405	1,626	0.09%	5,610,850	5,809	0.41%
FHLB advances and FRB borrowings	7,420	73	3.91%	379,975	1,899	1.98%
Subordinated debentures	35,115	467	5.29%	35,299	467	5.25%
Other borrowings and interest-bearing liabilities	38,347	18	0.19%	32,195	117	1.44%
Total interest-bearing liabilities	6,954,287	2,184	0.12%	6,058,319	8,292	0.54%
Noninterest-bearing deposits	6,990,622			5,348,584
Other noninterest-bearing liabilities	221,267			173,058
Shareholders’ equity	2,311,070			2,170,879
Total liabilities & shareholders’ equity	$16,477,246			$13,750,840
Net interest income (tax equivalent)		$132,995			$126,852
Net interest margin (tax equivalent)			3.52%			4.11%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $9.1 million and $2.1 million for the three months ended December 31, 2020 and 2019, respectively. The incremental accretion income on acquired loans was $1.3 million and $2.3 million for the three months ended December 31, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million and $1.4 million for the three months ended December 31, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $709 thousand and $665 thousand for the three months ended December 31, 2020 and 2019, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	December 31, 2020			September 30, 2020
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,533,655	$108,576	4.53%	$9,744,336	$106,945	4.37%
Taxable securities	4,207,607	23,045	2.18%	3,511,690	19,102	2.16%
Tax exempt securities (2)	557,551	3,377	2.41%	436,351	2,962	2.70%
Interest-earning deposits with banks	711,579	181	0.10%	800,058	203	0.10%
Total interest-earning assets	15,010,392	135,179	3.58%	14,492,435	129,212	3.55%
Other earning assets	239,798			235,735
Noninterest-earning assets	1,227,056			1,237,315
Total assets	$16,477,246			$15,965,485
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,395,343	$732	0.09%	$3,200,407	$947	0.12%
Interest-bearing demand	1,359,222	293	0.09%	1,296,076	337	0.10%
Savings accounts	1,141,165	36	0.01%	1,072,472	36	0.01%
Interest-bearing public funds, other than certificates of deposit	638,107	310	0.19%	621,786	397	0.25%
Certificates of deposit	339,568	255	0.30%	336,954	288	0.34%
Total interest-bearing deposits	6,873,405	1,626	0.09%	6,527,695	2,005	0.12%
FHLB advances and FRB borrowings	7,420	73	3.91%	54,173	166	1.22%
Subordinated debentures	35,115	467	5.29%	35,161	468	5.30%
Other borrowings and interest-bearing liabilities	38,347	18	0.19%	42,090	19	0.18%
Total interest-bearing liabilities	6,954,287	2,184	0.12%	6,659,119	2,658	0.16%
Noninterest-bearing deposits	6,990,622			6,790,790
Other noninterest-bearing liabilities	221,267			221,805
Shareholders’ equity	2,311,070			2,293,771
Total liabilities & shareholders’ equity	$16,477,246			$15,965,485
Net interest income (tax equivalent)		$132,995			$126,554
Net interest margin (tax equivalent)			3.52%			3.47%
__________
(1)Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $9.1 million and $5.0 million for the three months ended December 31, 2020 and September 30, 2020, respectively. The incremental accretion on acquired loans was $1.3 million and $1.7 million the three months ended December 31, 2020 and September 30, 2020, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.2 million for both the three months ended December 31, 2020 and September 30, 2020, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $709 thousand and $622 thousand for the three months ended December 31, 2020 and September 30, 2020, respectively.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Twelve Months Ended			Twelve Months Ended
	December 31, 2020			December 31, 2019
	Average Balances	Interest Earned / Paid	Average Rate	Average Balances	Interest Earned / Paid	Average Rate
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$9,411,213	$430,923	4.58%	$8,612,478	$453,552	5.27%
Taxable securities	3,531,357	81,578	2.31%	2,703,423	69,864	2.58%
Tax exempt securities (2)	451,561	12,110	2.68%	463,689	13,589	2.93%
Interest-earning deposits with banks	522,480	661	0.13%	58,043	1,312	2.26%
Total interest-earning assets	13,916,611	$525,272	3.77%	11,837,633	$538,317	4.55%
Other earning assets	235,491			231,731
Noninterest-earning assets	1,249,117			1,271,660
Total assets	$15,401,219			$13,341,024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Money market accounts	$3,043,731	$4,381	0.14%	$2,591,303	$10,598	0.41%
Interest-bearing demand	1,248,975	1,453	0.12%	1,064,145	1,676	0.16%
Savings accounts	1,022,388	153	0.01%	892,518	183	0.02%
Interest-bearing public funds, other than certificates of deposit	544,109	2,003	0.37%	440,359	7,244	1.65%
Certificates of deposit	348,855	1,377	0.39%	395,421	2,445	0.62%
Total interest-bearing deposits	6,208,058	9,367	0.15%	5,383,746	22,146	0.41%
FHLB advances and FRB borrowings	342,721	6,264	1.83%	470,082	11,861	2.52%
Subordinated debentures	35,184	1,871	5.32%	35,368	1,871	5.29%
Other borrowings and interest-bearing liabilities	40,862	196	0.48%	34,622	669	1.93%
Total interest-bearing liabilities	6,626,825	$17,698	0.27%	5,923,818	$36,547	0.62%
Noninterest-bearing deposits	6,304,197			5,139,941
Other noninterest-bearing liabilities	206,921			160,623
Shareholders’ equity	2,263,276			2,116,642
Total liabilities & shareholders’ equity	$15,401,219			$13,341,024
Net interest income (tax equivalent)		$507,574			$501,770
Net interest margin (tax equivalent)			3.65%			4.24%
__________
(1)Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $21.6 million and $8.4 million for the twelve months ended December 31, 2020 and 2019, respectively. The incremental accretion on acquired loans was $6.2 million and $9.1 million for the twelve months ended December 31, 2020 and 2019, respectively.
(2)Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $4.9 million and $5.5 million for the twelve months ended December 31, 2020 and 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.5 million and $2.9 million for the twelve months ended December 31, 2020 and 2019, respectively.

Non-GAAP Financial Measures
The Company considers its operating net interest margin (tax equivalent) and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin (tax equivalent) and operating efficiency ratio to the Company, there are no standardized definitions for them. As a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin (tax equivalent) and operating efficiency ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$132,995	$126,554	$126,852	$507,574	$501,770
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on acquired loans (2)	(1,323)	(1,665)	(2,316)	(6,154)	(9,086)
Premium amortization on acquired securities	606	701	1,204	3,409	6,020
Interest reversals on nonaccrual loans	146	393	209	2,000	1,671
Operating net interest income (tax equivalent) (1)	$132,424	$125,983	$125,949	$506,829	$500,375
Average interest earning assets	$15,010,392	$14,492,435	$12,231,779	$13,916,611	$11,837,633
Net interest margin (tax equivalent) (1)	3.52%	3.47%	4.11%	3.65%	4.24%
Operating net interest margin (tax equivalent) (1)	3.51%	3.46%	4.09%	3.64%	4.23%

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$84,300	$85,115	$86,978	$334,519	$345,482
Adjustments to arrive at operating noninterest expense:
Net benefit (cost) of operation of OREO and OPPO	(32)	160	10	324	714
Loss on asset disposals	—	—	—	(224)	(5)
Business and Occupation (“B&O”) taxes	(1,543)	(1,559)	(1,234)	(4,970)	(5,846)
Operating noninterest expense (numerator B)	$82,725	$83,716	$85,754	$329,649	$340,345

Net interest income (tax equivalent) (1)	$132,995	$126,554	$126,852	$507,574	$501,770
Noninterest income	23,562	22,472	21,807	104,500	97,181
Bank owned life insurance tax equivalent adjustment	430	422	439	1,706	1,673
Total revenue (tax equivalent) (denominator A)	$156,987	$149,448	$149,098	$613,780	$600,624

Operating net interest income (tax equivalent) (1)	$132,424	$125,983	$125,949	$506,829	$500,375
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities gain, net	(36)	—	—	(16,710)	(2,132)
Gain on asset disposals	(381)	(247)	(530)	(675)	(6,634)
Operating noninterest income (tax equivalent)	23,575	22,647	21,716	88,821	90,088
Total operating revenue (tax equivalent) (denominator B)	$155,999	$148,630	$147,665	$595,650	$590,463
Efficiency ratio (tax equivalent) (numerator A/denominator A)	53.70%	56.95%	58.34%	54.50%	57.52%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	53.03%	56.33%	58.07%	55.34%	57.64%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $1.9 million, $1.8 million, and $2.0 million for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019, respectively; and $7.5 million and $8.4 million for the twelve months ended December 31, 2020 and 2019, respectively.
(2) Beginning January 2020, incremental accretion income on purchased credit impaired loans is no longer presented separate from incremental accretion income on other acquired loans. Prior period amounts have been reclassified to conform with current period presentation.

Non-GAAP Financial Measures - Continued
The Company considers its pre-tax, pre-provision income to be a useful measurement in evaluating the earnings of the Company as it provides a method to assess income. Despite the usefulness of this measure to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the pre-tax, pre-provision income:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Pre-tax, pre-provision income:	(in thousands)
Income before income taxes	$75,074	$54,683	$58,032	$192,392	$241,611
Provision (recapture) for credit losses	(4,700)	7,400	1,614	77,700	3,493
Pre-tax, pre-provision income	$70,374	$62,083	$59,646	$270,092	$245,104

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	December 31,	September 30,	December 31,
	2020	2020	2019
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,347,607	$2,301,981	$2,159,962
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(26,734)	(28,745)	(35,458)
Tangible common equity (numerator B)	$1,555,031	$1,507,394	$1,358,662
Total assets (denominator A)	$16,584,779	$16,233,424	$14,079,524
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(26,734)	(28,745)	(35,458)
Tangible assets (denominator B)	$15,792,203	$15,438,837	$13,278,224
Shareholders’ equity to total assets (numerator A/denominator A)	14.16%	14.18%	15.34%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	9.85%	9.76%	10.23%
Common shares outstanding (denominator C)	71,598	71,613	72,124
Book value per common share (numerator A/denominator C)	$32.79	$32.14	$29.95
Tangible book value per common share (numerator B/denominator C)	$21.72	$21.05	$18.84

Non-GAAP Financial Measures - Continued
The Company considers its ratio of allowance for credit losses to period-end loans, excluding PPP loans, to be a useful measurement in evaluating the adequacy of the amount of allowance for credit losses to loans of the Company as PPP loans are guaranteed by the U.S. Small Business Administration and thus do not require the same amount of reserve for credit losses as do other loans. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following table reconciles the Company’s calculation of the allowance for credit losses to period-end loans:

	December 31,	September 30,	December 31,
	2020	2020	2019
Allowance for credit losses to period-end loans ratio non-GAAP reconciliation:	(dollars in thousands)
Allowance for credit losses ("ACL") (numerator)	$149,140	$156,968	$83,968

Total loans, net of unearned income (denominator A)	9,427,660	9,688,947	8,743,465
Less: PPP loans, net of unearned income (0% ACL)	651,585	953,244	—
Total loans, net of PPP loans (denominator B)	$8,776,075	$8,735,703	$8,743,465

ACL to period-end loans (numerator / denominator A)	1.58%	1.62%	0.96%
ACL to period-end loans, excluding PPP loans (numerator / denominator B)	1.70%	1.80%	0.96%

The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it. As a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$58,300	$44,734	$46,129	$154,244	$194,451
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,011	2,193	2,450	8,724	10,479
Tax effect on intangible amortization	(422)	(461)	(515)	(1,832)	(2,201)
Tangible income applicable to common shareholders (numerator B)	$59,889	$46,466	$48,064	161,136	$202,729
Average shareholders’ equity (denominator A)	$2,311,070	$2,293,771	$2,170,879	2,263,276	$2,116,642
Adjustments to arrive at average tangible common equity:
Average intangibles	(793,510)	(795,650)	(802,446)	(796,762)	(806,358)
Average tangible common equity (denominator B)	$1,517,560	$1,498,121	$1,368,433	$1,466,514	$1,310,284
Return on average common equity (numerator A/denominator A) (1)	10.09%	7.80%	8.50%	6.82%	9.19%
Return on average tangible common equity (numerator B/denominator B) (2)	15.79%	12.41%	14.05%	10.99%	15.47%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.